UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

THQ INC.
(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)    Retirement of Director
On June 30, 2011, Gary Rieschel, a director of THQ Inc. (the “Company”), determined that he would not stand for re-election at the Company's upcoming annual meeting and would retire from the Company effective as of such date, July 28, 2011.
Section 8 - OTHER EVENTS

Item 8.01 Other Events
 As previously reported, on May 12, 2010, the Company and Computershare Trust Company, N.A., as rights agent, entered into a Section 382 Rights Agreement (the “Rights Agreement”). The Board adopted the Rights Agreement in an effort to protect the value of the Company's net operating loss and tax credit carryforwards (“NOLs”). The Rights Agreement is intended to deter any person or group from acquiring beneficial ownership of 4.9% or more of the Company's outstanding common stock, as well as to deter any person who already beneficially owned 4.9% or more of the Company's outstanding common stock as of the close of business on May 12, 2010 from acquiring additional shares of the Company's outstanding common stock without the approval of the Independent Director Evaluation Committee of the Board. Stockholders who beneficially own 4.9% or more of the Company's outstanding common stock as of the close of business on May 12, 2010 will not trigger the Rights Agreement so long as they do not acquire additional shares of common stock representing three-tenths of one percent (0.3%) of our common stock then outstanding at a time when they still beneficially own 4.9% or more of the Company's outstanding common stock. Subject to the provisions of the Rights Agreement, the Independent Director Evaluation Committee may, in its sole discretion and upon receipt of an advance waiver request from a stockholder who desires to effect an acquisition of common stock that would otherwise trigger the Rights Agreement, exempt such a transaction from triggering the Rights Agreement.
On June 22, 2011, the Independent Director Evaluation Committee granted an exemption under the Rights Agreement to Invesco Advisers, Inc. (“Invesco”) for itself and in its capacity as the general partner and / or investment advisor of various funds, allowing Invesco to increase its aggregate holdings of our common stock up to 7,200,000 shares. Invesco made representations and covenants sufficient to cause the Independent Director Evaluation Committee to conclude that the exemption would not jeopardize the availability of the Company's NOLs. To date, no acquisitions have caused the issuance of any rights under the Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Paul J. Pucino
Date: July 5, 2011		Paul J. Pucino,
Executive Vice President and Chief Financial Officer

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